UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          September 2, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

 (414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Form 8-K is being filed in order to update the financial information related to etrials Worldwide, Inc. through June 30, 2009.  It is also being filed in order to update the pro forma financial information reflecting the acquisition of etrials Worldwide, Inc. by Merge Healthcare Incorporated on July 20, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
Exhibit 99.2	Unaudited Financial Statements of etrials Worldwide, Inc. as of and for the six months ended June 30, 2009